UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008 (July 20, 2008)

CHINA HOLDINGS ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	005-83376	61-1533071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Riverside Avenue, 5th Floor Westport, CT	06880
(Address of principal executive offices)	(Zip Code)

(203) 226-6228

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On July 20, 2008, China Holdings Acquisition Corp. (“CHAC”) entered into a definitive undertaking agreement (the “Undertaking Agreement”) with World Sharehold Limited (“World Share”), the majority stockholder of Bright World Precision Machinery Limited (“Bright World”), Wang Wei Yao and Shao Jian Jun (collectively, with World Share, the “Sellers”), pursuant to which the Sellers agreed to accept with respect to all of the shares of Bright World held by Sellers CHAC’s voluntary conditional cash offer (the “Offer”) to acquire all of the issued shares in the capital of Bright World. Immediately prior to the first closing of the Offer (the “Closing”), and contingent upon consummation of the Closing, CHAC shall merge with and into a newly-formed, wholly-owned subsidiary incorporated under the laws of the British Virgin Islands (“Newco”), with Newco surviving the merger (the “Merger,” and together with the Offer, the “Transactions”). Pursuant to the Merger, Newco will assume all rights and obligations of CHAC under the Offer. For purposes of clarification, after the Merger every reference to CHAC in this Current Report on Form 8-K shall be to Newco. The board of directors of CHAC has approved the Transactions.

At Closing, in exchange for World Share’s 309,697,000 shares of Bright World, which represent 77.42% of the issued shares of Bright World, CHAC will issue to World Share, which is controlled by Mr. Wang Wei Yao, the non-executive Chairman of Bright World, a promissory note (the “CHAC Note”) in the amount of approximately either USD$159 million or USD$170 million (depending on the final Offer Price (as defined below)), which shall be automatically convertible into a minimum of 19.9 million initial shares of CHAC (representing approximately 50% of CHAC’s enlarged issued share capital) at a per initial CHAC share price of USD$8.00. For the remaining 22.58% of Bright World’s shares held by other stockholders, CHAC will offer SG$0.70, or approximately US$0.51, per share in cash. If CHAC acquires 90% or more of Bright World’s shares, CHAC will increase its offer price to SG$0.75, or approximately US$0.55, per share in cash (as applicable, each the “Offer Price”).

World Share will also be eligible to receive (A) up to a maximum award of 3,765,000 additional CHAC shares, based on Bright World’s realized profit for fiscal year 2008, provided such maximum award will be reduced, share-for-share, by the number of initial shares in excess of 19.9 million, and (B) an additional 1,000 CHAC shares for each 0.001% increase in Bright World’s fiscal year 2008 net earnings (in Renminbi or RMB) above 20% compared with a base net earnings of RMB 144,863,000, up to a maximum award of 12,000,000 additional CHAC shares if Bright World’s fiscal year 2008 net earnings exceed a base net earnings of RMB 144,863,000 by 32%. The total number of CHAC shares that will be awarded to World Share will not exceed a combined maximum total of 35,665,000 CHAC shares (representing approximately 64% of CHAC’s enlarged issued share capital). All CHAC shares issued to World Share will be subject to a lock-up period of six (6) months from the date of their issue. In addition, if the U.S. Dollar weakens against the RMB between the date of the Undertaking Agreement and the Closing, CHAC shall make a payment to World Share as compensation for the foreign exchange impact on the funds in CHAC’s trust account. If the U.S. Dollar strengthens against the RMB between the date of the Undertaking Agreement and the Closing, World Share shall make a payment to CHAC as compensation for the foreign exchange impact on the funds in CHAC’s trust account.

CHAC’s agreement to make the Offer is conditioned upon the satisfaction of certain pre-conditions, including, but not limited to, (i) the approval by a majority of CHAC shares issued in connection with CHAC’s initial public offering (the “IPO Shares”) of the Offer Transactions, (ii) CHAC stockholders holding 33.33% or more of the IPO Shares not voting against the Offer Transactions and not exercising their redemption rights in relation to their IPO Shares, (iii) the approval by a majority of the issued shares of CHAC

(the “CHAC Shares”) of an amendment to CHAC’s certificate of incorporation to revise the definition of “Business Combination” to specifically include the Transactions, (iv) the approval by a majority of the CHAC Shares of the issuance of CHAC shares to World Share, and (v) Bright World’s independent financial advisor stating that in its opinion the arrangements relating to the issuance of the CHAC shares to World Share and the potential payment to World Share for the foreign exchange impact on the funds in CHAC’s trust account are fair and reasonable, no later than the date falling nine (9) months after the date of the Undertaking Agreement (the “9-month date”); provided, however, that if the Securities and Exchange Commission (the “SEC”) has not declared the Form F-4 registration statement, which CHAC intends to file as more fully described below, effective by the 9-month date, the period will automatically be extended to one (1) year from the date of the Undertaking Agreement (the “12-month date”).

World Share’s obligations under the Undertaking Agreement, including, but not limited to, its acceptance of the Offer with respect to all of the shares of Bright World held by Sellers, shall lapse if: (i) the Offer lapses or is withdrawn without having become wholly unconditional; (ii) certain pre-conditions, including those described above, are not met within the 9-month date or 12-month date, as applicable; or (iii) there is less than US$120 million in CHAC’s trust account on or prior to the date immediately preceding the Closing.

CHAC and the Sellers have agreed to refrain from taking any action that would be prejudicial to the successful outcome of the Offer. In addition, until the termination of the Offer or the consummation of the Transactions, CHAC and the Sellers have agreed not to solicit or enter in negotiations regarding an alternative transaction. Furthermore, World Sharehold has agreed to procure that Bright World and each of its subsidiaries (collectively, the “Group”) (A) refrain from taking certain actions without the obtaining the prior written consent of CHAC and (B) operate their business in the ordinary and usual course.

World Share has agreed to use its reasonable best efforts to assist CHAC in the preparation of a Form F-4 registration statement, which will contain a proxy statement/prospectus, and to cause the Group to provide to CHAC information reasonably requested by it for the preparation of the Form F-4. CHAC has agreed to prepare and file the Form F-4 registration statement with the SEC for the purpose of obtaining the requisite approval of CHAC’s stockholders to the Transactions and for the registration of the shares of Newco to be issued to the CHAC shareholders in exchange for their CHAC Shares in connection with the Merger. CHAC has agreed to use its reasonable best efforts to have the Form F-4 registration statement declared effective as promptly as practicable after the date of the Undertaking Agreement.

The foregoing summary of the Undertaking Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Undertaking Agreement attached as Exhibit 10.1 and incorporated herein by reference.

On July 11, 2008, CHAC delivered a letter (the “Request Letter”) to the Board of Directors of Bright World (the “BW Board”) pursuant to which CHAC requested that Bright World (A) assist CHAC in preparing the Form F-4 registration statement and certain other SEC documents (the “SEC Documents”) and in responding to any SEC comments, (B) furnish information relating to the Group to be included in the SEC Documents, (C) assist CHAC in preparing certain forward-looking statements relating to the Group’s business and financial performance and (D) consent to the inclusion of the information relating to the Group in the SEC Documents. On July 15, 2008, the board of directors of Bright World responded by delivering a letter (the “Cooperation Letter”) to CHAC pursuant to which it agreed to use reasonable endeavors to (A) assist CHAC in preparing the SEC Documents and (B) furnish information relating to the Group to be included in the SEC Documents, provided that it may withhold its assistance if, among other things, in its reasonable opinion Bright World would breach the laws and regulations of Singapore by providing such assistance or information. The BW Board also confirmed that it would direct the management of Bright World and Bright World’s auditors to assist in the preparation of the SEC Documents. Finally, Bright World agreed to render assistance, as CHAC may reasonably require, in connection with the preparation of any forward-looking statements, subject to compliance with the laws and regulations of Singapore.

The foregoing summaries of the Request Letter and the Cooperation Letter do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Request Letter and the Cooperation Letter attached as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

In connection with the proposed acquisition, CHAC intends to prepare a registration statement containing a proxy statement/prospectus to be filed with the SEC. When completed, a definitive proxy statement/prospectus and a form of proxy will be mailed to the stockholders of CHAC, seeking their approval of the transaction. Stockholders are urged to read the proxy statement/prospectus regarding the proposed acquisition carefully and in its entirety because it will contain important information about the proposed acquisition. Stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents (when available) by directing a request by mail to Mark L. Wilson at China Holdings Acquisition Corp., 5th Floor, 33 Riverside Avenue, Westport, CT 06880 or by telephone at (203) 226-6288.

CHAC and its directors and officers may be deemed to be participants in the solicitation of proxies from CHAC’s stockholders with respect to the proposed acquisition. Information about CHAC’s directors and executive officers and their ownership of CHAC’s common stock and warrants is set forth in CHAC’s annual report on Form 10-K for the fiscal year ended December 31, 2007. Stockholders may obtain additional information regarding the interests of CHAC and its directors and executive officers in the proposed acquisition, which may be different than those of CHAC’s stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed acquisition when filed with the SEC.

Item 3.02	Unregistered Sales of Equity Securities

The issuance of the CHAC Note and, upon conversion of the CHAC Note, the initial CHAC shares to World Share will constitute unregistered sales of securities. The CHAC Note and the initial CHAC Shares will be issued to World Share in a private placement, in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). CHAC will rely on these exemptions from registration based in part on representations made by World Share in the Undertaking Agreement.

The principal amount of the CHAC Note will automatically convert into initial CHAC Shares immediately after the Closing without any further action being taken, nor approvals required. See Item 1.01.

The CHAC Note and the underlying shares of CHAC common stock issuable upon conversion of the CHAC Note have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 7.01	Regulation FD Disclosure

On July 21, 2008, CHAC issued a press release announcing the execution of the Undertaking Agreement and the proposed transactions, which is being furnished as Exhibit 99.1.

The investor presentation materials related to the proposed transactions (described above) to be presented to certain existing stockholders of CHAC are being furnished as Exhibit 99.2.

The information set forth under “Item 7.01 Regulation FD Disclosure” and Exhibits 99.1 and 99.2 is intended to be furnished pursuant to Item 7.01. Such information, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by CHAC as to the materiality of such information.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
Exhibit 10.1	Undertaking Agreement, dated as of July 20, 2008, among China Holdings Acquisition Corp., World Sharehold Limited, Wang Wei Yao and Shao Jian Jun

Exhibit 10.2	Letter dated July 11, 2008 from China Holdings Acquisition Corp. to the Board of Directors of Bright World Precision Machinery Limited

Exhibit 10.3	Letter dated July 15, 2008 from the Board of Directors of Bright World Precision Machinery Limited to China Holdings Acquisition Corp.

Exhibit 99.1	Press release dated July 21, 2008

Exhibit 99.2	Investor presentation materials

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HOLDINGS ACQUISITION CORP.

Date:	July 21, 2008	By:	/s/ Paul K. Kelly
		Name:	Paul K. Kelly
		Title:	Chief Executive Officer and Chairman

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Undertaking Agreement, dated as of July 20, 2008, among China Holdings Acquisition Corp., World Sharehold Limited, Wang Wei Yao and Shao Jian Jun

Exhibit 10.2	Letter dated July 11, 2008 from China Holdings Acquisition Corp. to the Board of Directors of Bright World Precision Machinery Limited

Exhibit 10.3	Letter dated July 15, 2008 from the Board of Directors of Bright World Precision Machinery Limited to China Holdings Acquisition Corp.

Exhibit 99.1	Press release dated July 21, 2008

Exhibit 99.2	Investor presentation materials